 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2016

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(File number)	(I.R.S. Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders held on May 17, 2016, the following matters were submitted to a vote of security holders with the indicated number of votes being cast for, against or withheld, and with the indicated number of abstentions and broker non-votes:

1.	To elect ten members of the Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

	Number of Votes
	For	Withheld	Non-Vote

Russell A. Colombo	4,315,694	66,373	1,194,301

James C. Hale	4,230,494	151,573	1,194,301

Robert Heller	4,310,324	71,743	1,194,301

Norma J. Howard	4,146,193	235,871	1,194,301

Kevin R. Kennedy	4,252,464	129,603	1,194,301

William H. McDevitt, Jr.	4,294,916	87,151	1,194,301

Michaela K. Rodeno	4,266,377	115,690	1,194,301

Joel Sklar, MD	4,306,354	75,713	1,194,301

Brian M. Sobel	4,228,286	153,781	1,194,301

J. Dietrich Stroeh	4,303,179	78,888	1,194,301

2.	An advisory vote to approve executive compensation for Named Executive Officers.

For	Against	Abstain	Non-Vote

4,012,655	129,473	239,939	1,194,301

3.	To ratify the selection of Moss Adams LLP, independent auditor, to perform audit services for the year 2016.

For	Against	Abstain	Non-Vote

5,496,076	18,409	61,883	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 20, 2016	BANK OF MARIN BANCORP
		By:	/s/ Tani Girton
Tani Girton
Executive Vice President
and Chief Financial Officer